SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               (Amendment No.___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2)
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss. 240.14a-12

                               LOYALTYPOINT, INC.
                               ------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

         1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------

         5) Total fee paid:

            --------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

            ---------------------------------------------------

         2) Form, Schedule or Registration Statement No.:

            ---------------------------------------------------

         3) Filing Party:

            ---------------------------------------------------

         4) Date Filed:

            ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               LOYALTYPOINT, INC.

To All LoyaltyPoint, Inc. Stockholders:

         We are pleased to invite you to attend the annual meeting of the stockholders of LoyaltyPoint, Inc. ("LoyaltyPoint"), which will be held at 9:00 a.m. on November 5, 2004, at Crestwood Pointe, 3805 Crestwood Parkway, First Floor Conference Room, Duluth, Georgia 30096, for the following purposes:

         1. To elect five members to our Board of Directors to serve a one-year term, three of whom shall be elected by holders of our Common Stock and Series A and Series B Preferred Stock, and two of whom shall be elected solely by holders of our Series B Preferred Stock;

         2.       To adopt the LoyaltyPoint, Inc. 2004 Stock Plan;

         3. To ratify the appointment of Tauber & Balser, P.C. as our independent auditor for 2004; and

         4. For the transaction of such other matters as may properly come before the Annual Meeting.

         LoyaltyPoint's board of directors has fixed the close of business on September 15, 2004, as the record date for a determination of stockholders entitled to notice of, and to vote at, this annual meeting, and any adjournment thereof. Holders of our Series A and B Preferred Stock vote together with holders of our Common Stock on the proposals listed above with the exception of the election of two directors who will be elected solely by holders of Series B Preferred Stock. We are not soliciting proxies for the election of these two directors.

         IF YOU DO NOT PLAN ON ATTENDING THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE BUSINESS ENVELOPE PROVIDED. YOUR VOTE IS VERY IMPORTANT.

Dated:   October 15, 2004              By the Order of the Board of Directors


                                       /s/  Paul Robinson
                                       -------------------
                                            Paul Robinson
                                            Chairman and CEO

                               LOYALTYPOINT, INC.

                                PROXY STATEMENT
                                ---------------

         This Proxy Statement is being sent to the holders of shares of Common Stock and Preferred Stock of LoyaltyPoint, Inc. ("LoyaltyPoint"), a Delaware corporation, in connection with the solicitation of proxies by our management for use at the 2004 Annual Meeting of Stockholders to be held at 9:00 a.m. on November 5, 2004, at Crestwood Pointe, 3805 Crestwood Parkway, First Floor Conference Room, Duluth, Georgia 30096, any adjournments thereof, for the following purposes:

1. To elect three members to our board of directors to serve a one-year term;

2. To adopt the LoyaltyPoint, Inc. 2004 Stock Plan;

3. To ratify the appointment of Tauber & Balser, P.C. as our independent auditor for 2004; and

4. For the transaction of such other matters as may properly come before the Annual Meeting.

With this Proxy Statement, we are also mailing or delivering to our stockholders a proxy card, the Notice of Annual Meeting and a copy of our Form 10-KSB for the year ended December 31, 2003.

REQUIRED VOTE

The presence in person or by proxy of a majority of the (i) 101,107,193 outstanding shares of Common Stock and (ii) 31,115,997 votes held by holders of Preferred Stock (together the "Voting Power") as of the record date of September 15, 2004 is necessary to constitute a quorum at the Annual Meeting. Each of the proposals set forth in this Proxy Statement will be voted upon separately at the

Annual Meeting. The affirmative vote of the holders of a plurality of the Voting Power present in person or represented by proxy at the Annual Meeting will be required to elect three directors to our board of directors under Proposal No.
1. This means that the three persons who receive the most votes are elected. The vote of a majority of outstanding shares of the Voting Power present in person or represented by proxy is necessary to approve Proposal Nos. 2 and 3, and also to approve any other business (referred to as Proposal No. 4).

Proxies that abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the meeting. Broker non-votes occur where a broker holding stock in "street name" is entitled to vote the shares on some matters but not others. If your shares are in street name (or held by your broker) and you do not give your broker voting instructions on those matters for which the broker has no discretion, the missing votes are broker non-votes. In this year's vote, brokers are entitled to vote for Proposal Nos. 1 and 3, but not for Proposal Nos. 2 and 4. Client directed abstentions are not broker non-votes. Abstentions, but not broker non-votes, are counted in tabulations of the votes cast on proposals presented to the stockholders (except Proposal 1) and will have the same effect as a vote against the proposals. Stockholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. Stockholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for LoyaltyPoint. For these reasons, it is important that all shares are represented at the Annual Meeting, either by you personally attending the Annual Meeting in person or by giving a proxy to vote your shares.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

Your vote is very important. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all proposals. You should specify your respective choices on the accompanying proxy card. If you do not give specific instructions with regard to the matters to be voted upon, the shares of Common Stock represented by your signed proxy card will be voted "FOR" Proposal Nos. 1, 2, and 3 listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote for or against these matters according to their judgment.

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Secretary of LoyaltyPoint, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: LoyaltyPoint, Inc., 3885 Crestwood Parkway, Suite 550, Duluth, Georgia 30096, Attention: Stephen Avalone, Secretary.

COST OF SOLICITATION

The proxies will be solicited by mail and the cost of solicitation will be paid by LoyaltyPoint. Our officers and selected employees may also solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication. These officers and employees will not be compensated additionally for that solicitation. We will also pay for the cost of this additional solicitation. We are also requesting that brokers, banks and other custodians send soliciting materials to beneficial owners. We will reimburse them for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies as provided herein will be paid by LoyaltyPoint.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
               STOCKHOLDERS VOTE "FOR" PROPOSAL NOS. 1, 2, AND 3.

Our Common Stock is traded on the Over-the-Counter Bulletin Board (the "OTCBB") under the symbol LYLP.OB. On October 5, 2004, the closing price for the Common Stock as reported by the OTCBB was $0.15 per share.

We are mailing this Proxy Statement and the accompanying Form 10-KSB, Notice of Meeting and proxy card to our stockholders on or about October 15, 2004.

DIVIDENDS

In connection with LoyaltyPoint's February 18, 2004 merger with FUNDever, Inc. (the "Merger"), we (i) paid a cash dividend to our stockholders of approximately $0.05 per share, (ii) paid a stock dividend to our stockholders of approximately
0.429 additional shares per share of our Common Stock, and (iii) declared a second cash dividend to stockholders of approximately $0.03 per share. This second cash dividend was paid in August 2004. All of these 2004 dividends were paid to LoyaltyPoint's stockholders of record as of February 17, 2004, or one day prior to the effective date of the Merger.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of September 15, 2004, there were 101,107,193 shares of LoyaltyPoint's Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the stockholders. In addition, there are three shares of super voting Series A Preferred Stock outstanding that currently entitle the holder to a total of 346,766 votes, which vote together with the Common Stock. Series A Preferred Stock is not convertible into Common Stock. There are also 30,769,231 shares of Series B Preferred Stock outstanding. Each holder of shares of Series B Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which it is convertible, which is currently one at the option of the holder. In addition, the Series B Preferred Stockholders, voting as a class, are entitled to elect two members of our Board of Directors.

The following table sets forth the number of shares of LoyaltyPoint's voting stock beneficially owned as of September 15, 2004 by (i) those persons known by LoyaltyPoint to be owners of more than 5% of LoyaltyPoint's Capital Stock, (ii) each director of LoyaltyPoint, (iii) our chief executive officer and our other three executive officers, and (iv) all executive officers and directors of LoyaltyPoint as a group.

                                                                                                    Percent
                           Name and Address of                        Amount and Nature of             of
Title of Class             Beneficial Owner(1)                        Beneficial Ownership      Voting Power(2)
--------------             -------------------                                   ---------      ---------------
Common Stock               Robert A. Scellato                              21,381,825                16.2%
                           4730 North 500 West
                           Bargersville, IN 46106

Common Stock               Paul Robinson                                    6,984,710                 5.3%
                           3885 Crestwood Parkway
                           Suite 550
                           Duluth, GA 30096

Common Stock               Stephen Avalone                                  6,559,281                 5.0%
                           3885 Crestwood Parkway
                           Suite 550
                           Duluth, GA 30096

Common Stock and Series    John C. Colligan                                1,989,783(3)               1.5%
B Preferred Stock          c/o Accel Partners
                           428 University Avenue
                           Palo Alto, CA 94301

Common Stock               Curtis T. Ramsey                                   0(4)                     0%
                           3885 Crestwood Parkway
                           Suite 550
                           Duluth, GA 30096

Common Stock               Andrew Schulz                                   260,106(5)                  *
                           923 Hamilton Avenue
                           Menlo Park, CA 94025

Common Stock               James W. Breyer, Arthur C. Patterson,          31,759,207(6)              24.0%
and Series B Preferred     Theresia G. Ranzetta, James R. Swartz
Stock                      and J. Peter Wagner, Accel VII L.P.,
                           Accel VII Associates L.L.C., Accel
                           Internet Fund III L.P., Accel Internet
                           Fund III Associates L.L.C., Accel
                           Investors '99 L.P.
                           c/o Accel Partners
                           428 University Avenue
                           Palo Alto, CA 94301

Common Stock and Series    Accel VII L.P.                                 23,914,683(7)              18.1%
B Preferred Stock          c/o Accel Partners
                           428 University Avenue
                           Palo Alto, CA 94301

Common Stock and Series    Leigh Rothschild                               7,893,823(8)                5.9%
A Preferred Stock          950 S. Pine Island Road
                           Suite A150-1094
                           Plantation, FL 33324

All executive officers                                                37,175,705(3)(4), (5)          28.1%
and directors as a group
(6 persons)

 * less than 1%

     (1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell such securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise. For the purposes of this Proxy Statement, all options which vest within 60 days are included as beneficially owned by the listed persons or group.

     (2) Based upon the total Voting Power of Common Stock and the Series A and Series B Preferred Stock.

     (3) Includes 66,706 shares of Common Stock and 1,923,077 shares of Series B Preferred Stock directly owned by Mr. Colligan. Although Mr. Colligan is an affiliate of Accel Partners, the 31,759,207 shares of Series B Preferred Stock owned by Accel VII L.P., Accel Internet Fund III L.P., and Accel Investors '99 L.P. are not included because Mr. Colligan is not the beneficial owner of these shares. Also does not include 321,429 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock directly owned by Mr. Colligan or 2,253,759 shares of Common Stock issuable upon exercise of unvested stock options to purchase Common Stock (these options vest as follows: (i) 12.5% of the shares will vest on February 12, 2005; and (ii) at the end of each succeeding month elapsed thereafter an additional 2.0833% of the shares will vest until 100% of the shares become vested.)

     (4) Does not include options to purchase 950,000 shares of Common Stock received by Mr. Ramsey as an inducement to his employment with FUNDever. The options vest subject to continued employment over a four-year period with the first vesting date in 2005.

     (5) Includes 208,085 options which vested in July 2004 and 52,021 options which vest during the fourth quarter of 2004. These options are exercisable at approximately $0.04 per share. Does not include 572,231 unvested options which vest, subject to continued employment, at the rate of 6.25% per quarter beginning with the first quarter of 2005.

     (6) Based solely on information provided on Schedule 13D and Form 3 filed with the SEC by Mr. Colligan, Accel VII L.P., Accel Internet Fund III L.P., Accel Internet Fund '99 L.P., James W. Breyer, Arthur C. Patterson, Theresia G. Ranzetta, James R. Swartz and J. Peter Wagner on August 23, 2004 and August 13, 2004, respectively. Includes the 23,914,683 shares held by Accel VII L.P. The remaining shares are held directly by Accel Internet Fund III L.P. and Accel Internet Fund '99 L.P. The 31,759,207 shares are being disclosed together because each of the listed individuals is a managing member of the respective entity which holds the shares.

     (7) Based solely on information provided on Schedule 13D and Form 3 filed with the SEC by Accel VII L.P. and others as described in note 6 above. The shares are held directly by Accel VII L.P. of which Accel VII Associates L.L.C. is the general partner. Because the listed individuals are the managing members of Accel VII Associates LLC, these shares are also included in the 31,759,207 shares disclosed in the table above.

     (8) Includes 5,749,892 shares of Common Stock beneficially owned by an irrevocable trust, of which Mr. Rothschild is a beneficiary, 783,204 shares of Common Stock exercisable upon exercise of vested options held by Mr. Rothschild and the trust, and 346,766 votes as the result of the ownership of preferred stock, which votes together with Common Stock as one class, of preferred stock, which votes together with Common Stock as one class, although the Series A Preferred Stock is not convertible into Common Stock.

BOARD OF DIRECTORS

LoyaltyPoint is managed under the direction of its board of directors. Our board of directors has the responsibility for establishing broad corporate policies and for reviewing the overall performance of LoyaltyPoint. It is not however, involved in the operating details on a day-to-day basis. The board of directors is kept advised of our business through regular written communications and discussions with management.

COMPENSATION OF OUR DIRECTORS

LoyaltyPoint has not made any determination with regard to compensating its non-employee directors.

CODE OF ETHICS/WHISTLE-BLOWER PROCEDURES

On October 15, 2004, LoyaltyPoint adopted a code of ethics and whistle-blower procedures.

BOARD MEETINGS

Our board of directors held one meeting and executed one unanimous consent during the fiscal year ended December 31, 2003. All directors attended the meetings of the board of directors.

AUDIT COMMITTEE AND AUDIT COMMITTEE FINANCIAL EXPERT

The board of directors does not have an audit committee or nominating committee or any committees performing similar functions. In the future, LoyaltyPoint intends to establish audit and nominating committees.

NOMINATING COMMITTEE

LoyaltyPoint currently may have one independent director as the term "independent" is defined by the rules of the Nasdaq Stock Market. Mr. Robert Scellato is not independent due to a significant loan and guarantee by him of a second loan made to us. Mr. John C. Colligan may not be independent as a result of owning a substantial amount of our equity. Although the board of directors may decide he is independent, it has not considered the matter. LoyaltyPoint intends to form a nominating committee in the future and to appoint two non-employee designees to it. At that time, we will adopt a nominating committee charter. LoyaltyPoint does not have any specific qualifications for membership on the nominating committee or for a nominee to the board of directors at this time, although it expects that the nominating committee may implement such policies in the future. It is for this reason that LoyaltyPoint does not know whether there will be any difference in the manner in which the nominating committee will evaluate nominees to be a director based on whether the nominee is recommended by a security holder or otherwise. We have not paid a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees to the board of directors. We have not received any requests from any security holder recommending any nominees to our board of directors.

DIRECTORS AND EXECUTIVE OFFICERS

The following is a list of our directors and executive officers. All directors serve one-year terms or until each of their successors are duly qualified and elected. The officers are elected by the board of directors.

NAME                           AGE               POSITION(S)

Paul Robinson                  45                Chairman of the Board, Chief
                                                 Executive Officer and President

Curtis T. Ramsey               38                Chief Financial Officer

Andrew Schulz                  37                Chief Technology Officer

Stephen Avalone                35                Chief Marketing Officer,
                                                 Secretary, and Director

John C. Colligan               50                Director

Robert A. Scellato             63                Director

ITEM 1.  ELECTION OF DIRECTORS

We currently have four directors on our board of directors. Our common and preferred stockholders, voting together, are entitled to elect three members of our board of directors. Mr. Paul Robinson, Mr. Stephen Avalone and Mr. Robert A. Scellato, who are currently serving as directors of LoyaltyPoint, have been nominated for election this year. Messrs. Robinson, Avalone and Scellato have each agreed to serve if elected.

The three persons who receive the most votes cast will be elected and will serve as directors until the 2005 Annual Meeting of Stockholders unless they die, resign or are removed before that meeting. If a nominee becomes unavailable for election before the 2004 Annual Meeting, the board of directors can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

Our Series B Preferred Stockholders, voting as a class, are entitled to elect two members of our board of directors. We are not soliciting proxies for the election of these directors. Holders of our Series B Preferred Stock will elect these directors separately. Mr. John C. Colligan, who currently serves as a director of LoyaltyPoint, and Mr. Jerry P. Malec have been nominated as designees of the Series B Preferred Stockholders. Messrs. Colligan and Malec have each agreed to serve if elected. We anticipate that holders of a majority of the outstanding shares of Series B Preferred Stock will elect both Mr. Colligan and Mr. Malec to serve as directors until the 2005 Annual Meeting of Stockholders unless they die, resign or are removed before that meeting. If this should occur, our Series B Preferred Stockholders are entitled to elect a substitute director to fill the resulting vacancy.

-------------------------------------------------------------------------------
                           INFORMATION ABOUT NOMINEES

-------------------------------------------------------------------------------


Information about the three persons nominated as directors to be elected by holders of our Common and Preferred Stock, as well as information about the two persons nominated to be elected as directors by holders of our Series B Preferred Stock, is provided below. The shares represented by proxy cards returned to us will be voted FOR Messrs. Robinson, Avalone and Scellato unless you specify otherwise.

BACKGROUND OF DIRECTORS

PERSONS NOMINATED FOR ELECTION BY OUR COMMON AND PREFERRED STOCKHOLDERS

PAUL ROBINSON became chief executive officer, treasurer and chairman of the board of directors of LoyaltyPoint upon consummation of the Merger on February 18, 2004. He also assumed the position of president effective September 30, 2004. Mr. Robinson has been chief executive officer and chairman of the board of directors of FUNDever since it commenced operations in April 2002. From June 1, 1999 through February 28, 2002, Mr. Robinson was president of Netbytel, Inc.

STEPHEN AVALONE became chief marketing officer and secretary of LoyaltyPoint upon consummation of the Merger on February 18, 2004 and became a director on April 11, 2004. He has been chief marketing officer since it commenced operations in April 2002 and secretary since January 15, 2003. From January 2000 through January 2002, Mr. Avalone was vice president, marketing for Netbytel. From January 1998 through January 2000, Mr. Avalone was director of marketing, public relations and product management for Allen System Group.

ROBERT A. SCELLATO became a director of LoyaltyPoint on April 11, 2004. For more than the past five years, he has been self-employed through Scellato Farms, which operates a farm in Indiana through Scellato Farms, LLC and through entities he also controls the operations of two farms located in Australia. Additionally, for more than the past five years, Mr. Scellato has been a private investor.

PERSONS NOMINATED FOR ELECTION BY OUR SERIES B PREFERRED STOCKHOLDERS

JOHN C. "BUD" COLLIGAN became a director of LoyaltyPoint on August 13, 2004. Since 1998, Mr. Colligan has been a partner with Accel Partners, a venture capital firm in Palo Alto, California. Prior to Accel, Mr. Colligan co-founded Macromedia in 1992, a multimedia software company, through a merger of Authorware and Macromind-Paracomp. Mr. Colligan headed Authorware as president and chief executive officer from 1989 to 1992. At Macromedia, Mr. Colligan served as chief executive officer from 1992 to 1997 and as chairman until July, 1998. He is also a member of the board of directors of CNET Networks.

JERRY P. MALEC has been a principal, and the founding Chairman of Servigistics, Inc. since 1997. He currently is Servigistics, Inc.'s Corporate Development and Executive Chairman. Servigistics, Inc. is a second-stage enterprise class software company.

NON-DIRECTOR EXECUTIVE OFFICERS

CURTIS T. RAMSEY became chief financial officer of LoyaltyPoint upon the closing of the Merger on February 18, 2004 and of FUNDever effective on February 2, 2004. From September 2001 through December 2003, Mr. Ramsey was employed by GF Health Products, Inc. as director-finance and treasurer. From May 2001 to September 2001, Mr. Ramsey was vice president and chief financial officer of I-Tel Networks, Inc. Previously, from December 1999 through October 2000, Mr. Ramsey served as chief financial officer of Metro USA, Inc. From March 1999 to December 1999, Mr. Ramsey was vice president and chief financial officer of Today.com, Inc.

ANDREW SCHULZ became chief technology officer of LoyaltyPoint upon the closing of the Merger on February 18, 2004. He joined FUNDever in August 2003 as chief technology officer. From September 2000 through July 2003, Mr. Schulz was employed by Schoolpop, Inc. ("Schoolpop") as director of engineering. He continued his duties with Schoolpop upon its acquisition by FUNDever in August 2003. In May 2000 through September 2000, Mr. Schulz was unemployed. From July 1999 through April 2000, Mr. Schulz was chief technology officer of Overseas Systems, LLC.

EXECUTIVE COMPENSATION

Through their employment agreements with FUNDever, which were assigned to LoyaltyPoint at closing and expire on December 31, 2004, Mr. Robinson received an annual salary of $200,000 per year, and Mr. Avalone $140,000 per year. On May 20, 2004, the compensation committee unanimously approved an increase in Mr. Robinson's base salary from $200,000 to $240,000 per annum, effective upon the closing of the $4 million financing which occurred on effective August 13, 2004. Each of Messrs. Robinson and Avalone also receives a $750 per month automobile allowance and reimbursement for 90% and 70%, respectively, of their health insurance premiums. Upon termination or non renewal of their agreements (except for cause), Messrs. Robinson and Avalone are entitled to one-year's severance.

Additionally, Mr. Ramsey receives a salary at the annual rate of $125,000 and is entitled to three months severance if dismissed without cause. He also received 950,000 stock options exercisable at $0.15 per share which vest over three years (subject to continued employment) with the first vesting date in 2005. Mr. Schulz receives an annual salary of $150,000 a year. In addition, he received a grant of stock options from FUNDever which converted to 832,337 of our options exercisable at $.04 per share. Of these options, 25% vested in July 2004 and the balance vest at the rate of 6.25% per quarter, subject to continued employment.

Except for the employment agreements described above, LoyaltyPoint does not pay any compensation to its officers.

The following table sets forth the compensation paid during each of the three years ended December 31, 2003 to our former chief executive officer and our other executive officers whose total salary and bonus in our fiscal year ended December 31, 2003 exceeded $100,000. It is included because it is required by an SEC rule, although it does not list compensation of our new management since none was paid by us.

                               ANNUAL COMPENSATION
                               -------------------

--------------------------------------------------- ---------- ------------- -------------- -------------------
                                                    Fiscal                                  Other Annual
                                                    Year       Salary        Bonus          Compensation
                                                    ----       ------        -----          ------------
Name and Principal Position
--------------------------------------------------- ---------- ------------- -------------- -------------------

Leigh M. Rothschild                                 2003       $350,000      $0             $0
  Chairman of the Board                             2002       $340,770      $0             $0
                                                    2001       $351,923      $0             $0
--------------------------------------------------- ---------- ------------- -------------- -------------------
Jeffrey W. Sass1                                    2003       $299,999      $0             $0
   President, Chief Executive Officer               2002       $295,153      $0             $0
   and Secretary (Principal Executive               2001       $296,539      $0             $0
   Officer)
--------------------------------------------------- ---------- ------------- -------------- -------------------
Jeffrey Benjamin                                    2003       $115,000      $0             $0
    Chief Financial Officer                         2002       $115,885      $0             $0
    (Principal Accounting Officer)                  2001       $106,538      $0             $0
--------------------------------------------------- ---------- ------------- -------------- -------------------


OPTION/SAR GRANTS IN FISCAL 2003

No stock options were granted to or exercised by any of the named executive officers during the last completed fiscal year.

(1)  Mr. Sass was chief executive officer in 2002 and 2003.

During 2003, LoyaltyPoint did not adjust or amend the exercise price of any stock options previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants, or any other means.

LoyaltyPoint did not grant any options or stock appreciation rights ("SARs") in 2003.

CHANGE IN CONTROL AGREEMENTS

In March 2000, we entered into employment agreements with Messrs. Leigh Rothschild and Jeffrey Sass who were executive officers and directors prior to the Merger. These agreements terminated as part of the Merger.

In May 2001, we entered into change in control agreements with a number of persons including Messrs. Leigh Rothschild, Jeffrey Sass, and Jeffrey Benjamin who were executive officers and directors prior to the Merger. Mr. Rothschild remained a director following the Merger and resigned in August 2004.

As a result of the Merger, we paid $1,056,366 to four of these persons, including $420,376 paid to Mr. Rothschild.

EQUITY INCENTIVE PLAN

We have in effect the Equity Incentive Plan. The purpose of the Equity Incentive Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment our success is largely dependent, through the encouragement of stock ownership in our company by such persons. The terms of the Equity Incentive Plan provide for grants of stock options, restricted stock, SARs, and other stock-related awards and performance or annual incentive awards, collectively referred to as Awards. The Equity Incentive Plan is administered by our board of directors. The board has ceased granting additional Awards under the Equity Incentive Plan in anticipation of implementing a new equity plan (as described below).

Shares Available for Awards; Per-Person Limitations. An aggregate of 2,800,000 shares of Common Stock are reserved for issuance with respect to Awards granted under the Equity Incentive Plan. As of September 15, 2004, 2,711,683 shares were reserved for the exercise of outstanding stock options and other Awards outstanding under the Equity Incentive Plan. If any Award granted under the Equity Incentive Plan should expire or terminate for any reason other than having been exercised and/or paid in full, the shares subject to that Award will again be available for purposes of the Equity Incentive Plan.

Our board of directors (or compensation committee) is authorized to adjust the limitations described in the preceding paragraph and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution, liquidation, sale of substantially all of the assets of LoyaltyPoint, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The board of directors is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility. The persons eligible to receive Awards are our officers, directors, employees and independent contractors, except only employees are eligible to receive incentive stock options. An employee on leave of absence may be considered as still in our employ or in the employ of a subsidiary for purposes of eligibility for participation in the Equity Incentive Plan.

ITEM 2.  ADOPTION OF THE LOYALTYPOINT, INC. 2004 STOCK PLAN

DESCRIPTION

The following is a summary of the principal features of the LoyaltyPoint, Inc. 2004 Stock Plan (the "Plan") a copy of which is attached as Appendix A. The summary, however, does not purport to be a complete description of all the provisions of the Plan.

The board of directors recommends a vote "FOR" this proposal.

ELIGIBILITY FOR AWARDS

Awards (as defined below) may be granted to officers, employees and directors of LoyaltyPoint and its subsidiaries and to consultants and advisors to LoyaltyPoint or its subsidiaries (collectively, "Participants"). The Plan is intended to provide financial incentives to the Participants, rewarding them for making significant contributions to our success and encouraging them to associate their interests with those of LoyaltyPoint and its stockholders. The Plan should also assist us in attracting and retaining competent and dedicated individuals whose efforts will be important in helping LoyaltyPoint achieve its long-term growth objectives.

TYPES OF AWARDS

Options. The board of directors or a Committee appointed by the board (discussed below) may grant to Participants options to purchase shares of Common Stock. Subject to the provisions of the Code, options may be either incentive stock options (within the meaning of Section 422 of the Code) ("Incentive Stock Options") or nonqualified stock options (an option which does not qualify as an Incentive Stock Option) ("Nonqualified Stock Options"). The per share purchase price (i.e., the "exercise price") under each option shall be established by the board (or its Committee) at the time the option is granted. The per share exercise price of an option shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an Incentive Stock Option granted to a ten-percent stockholder). Options will be exercisable at such times and in such installments as determined by the board (or its Committee). The board (or its Committee) may accelerate the exercisability of any option at any time. Each option granted pursuant to the Plan shall be for such term as determined by the board (or its Committee), provided, however, that no option shall be exercisable after the expiration of ten years from its grant date (five years in the case of an Incentive Stock Option granted to a ten-percent stockholder). The agreement evidencing the option grant shall set forth the terms and conditions applicable to such option upon a termination or change in the employment status of the optionee as determined by the Committee. Unless permitted by the board (or its Committee), options are not transferable by the optionee other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. The purchase price for shares of Common Stock acquired pursuant to the exercise of an option must be paid (i) in cash, (ii) by transferring shares to LoyaltyPoint, or (iii) a combination of the foregoing, upon such terms and conditions as determined by the Committee (including acceptance of a promissory note by Participants that are not officers or directors).

Stock Appreciation Rights. The Plan permits the granting of stock appreciation rights to Participants. A stock appreciation right entitles the holder to receive, in cash or in shares of Common Stock, at the discretion of the board (or its Committee), value equal to (or otherwise based on) the excess of: (a) the fair market value of a specified number of shares of Common Stock at the time of exercise over (b) an exercise price established by the board (or its Committee). The exercise price of each stock appreciation right shall not be less than 100% of the fair market value of a share of Common Stock on the date of the grant, or such higher price as is established by the board (or its Committee). Stock appreciation rights shall be granted on such terms and conditions as shall be determined by the board (or its Committee), but shall not have a term of greater than ten years.

Restricted Stock. The Plan permits the granting of restricted stock to Participants. The terms of a restricted stock Award, including the restrictions placed on such shares and the time or times, or the circumstances, upon which such restrictions will lapse, shall be determined by the board (or its Committee) at the time the Award is made. The agreements evidencing Awards of restricted stock shall set forth the effects on such Awards of a grantee's termination of employment or service.

ADMINISTRATION

The Plan may be administered by the board of directors or a "Committee" (including LoyaltyPoint 's Compensation Committee) which is composed of at least two directors of LoyaltyPoint, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" within the meaning of regulations promulgated under Section 162(m) of the Code. Pursuant to the Plan, the board (or its Committee) selects Participants to whom Awards will be granted and determines the type, size, terms and conditions of Awards, including the per share purchase price and vesting provisions of options and the restrictions or performance criteria relating to restricted stock and performance awards. The board (or its Committee) also administers, construes and interprets the Plan.

SECURITIES TO BE OFFERED

Upon approval of the Plan, under the Plan the aggregate number of shares of Common Stock ("Shares") which may be issued upon exercise of Awards shall be 8,000,000. In the event any change is made to the outstanding shares of Common Stock by reason of any stock dividend, stock split, or other subdivision or combination of shares, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number of securities that may be granted to an individual in a calendar year, and (iii) the number and/or class of securities and exercise price (if applicable) for which Awards are outstanding under the Plan. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Plan or the outstanding Awards under it. In the event of a dissolution or liquidation of LoyaltyPoint or a merger, consolidation or other reorganization, the Award will either be continued in an equitable manner or terminated and settled in cash or stock.

ADDITIONAL INFORMATION

Upon approval of the Plan, the Plan will terminate on October 14, 2014. The Board of Directors may terminate or amend the Plan at any time, except that no such amendment or termination may adversely affect outstanding Awards.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO AWARDS

Summarized below are the federal income tax consequences that LoyaltyPoint expects (based on current tax laws, rules and interpretations) with respect to Awards.

Incentive Stock Options. In general, an optionee will not recognize taxable income upon grant or exercise of an Incentive Stock Option and LoyaltyPoint will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option. Upon the exercise of an Incentive Stock Option, however, the excess of the fair market value on the date of the exercise of the Shares received over the exercise price of shares will be treated as an adjustment to alternative minimum taxable income of the optionee. In order for the exercise of an Incentive Stock Option to qualify for the foregoing tax treatment, the optionee generally must be an employee of LoyaltyPoint or a subsidiary from the date the Incentive Stock Option is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. If the optionee has held the shares acquired upon exercise of an Incentive Stock Option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the optionee, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of gain realized, if any, will be long-term or short-term capital gain, depending on whether or not the shares were sold more than one year after the requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the option. Subject to the discussion below with respect to Section 162(m) of the Code, LoyaltyPoint will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

Nonqualified Stock Options. In general, an optionee to whom a Nonqualified Stock Option is granted will recognize no income at the time of the grant of the option. Upon the exercise of a Nonqualified Stock Option, an optionee will generally recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option. In general, LoyaltyPoint will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income (subject to the discussion below with respect to Section 162(m) of the Code).

Stock Appreciation Rights (SARs). In general, a grantee to whom an SAR is granted will recognize no income at the time of the grant of the option. Upon exercise of an SAR, the grantee must recognize taxable compensation income in an amount equal to the value of any cash or Shares that the grantee receives. In general, LoyaltyPoint will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the grantee upon exercise of the SAR (subject to the discussion below with respect to Section 162(m) of the Code).

Restricted Stock. In general, a grantee of restricted stock will recognize no income at the time of the grant, unless the grantee of restricted stock elects to accelerate income taxation to the date of the award, and thereby recognizes ordinary income equal to the excess of the market value of the restricted shares over any amount the grantee pays for them (in which case subsequent gain or loss would be capital in nature, and LoyaltyPoint's deduction would equal the income recognized by the grantee as of the date of the restricted stock award). If a grantee has not elected to accelerate income taxation to the date of a restricted stock award and the restrictions on such stock subsequently lapse, the grantee must recognize taxable compensation income in an amount equal to the then-current value of any cash or shares that the grantee receives. With respect to these Awards generally, LoyaltyPoint will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the grantee pursuant to the restricted stock (subject to the discussion below with respect to Section 162(m) of the Code).

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cashout or accelerated lapse of restrictions on Awards in connection with a change in control of LoyaltyPoint might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the optionee may be subject to a 20% excise tax and LoyaltyPoint may be denied a tax deduction. Section 162(m) of the Code and the regulations thereunder generally would disallow LoyaltyPoint a federal income tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent such compensation paid to any of such individuals exceeds one million dollars in any year. Section 162(m) generally does not disallow a deduction for payments of qualified "performance-based compensation" the material terms of which have been approved by stockholders. LoyaltyPoint intends that compensation attributable to Awards under the Plan will be qualified "performance-based compensation." To qualify, LoyaltyPoint is obtaining stockholder approval of the Plan.

RELATED PARTY TRANSACTIONS

In connection with the closing and the merger, LoyaltyPoint elected not to retain existing management. As a result, its former officers received payments under change of control agreements of $1,056,366 directly from LoyaltyPoint, including Mr. Leigh Rothschild, who received $420,376. The severance agreements required LoyaltyPoint to continue employing its officers for one year following a change of control. The amendment of the severance agreements provided for lump sum payments in exchange for immediate termination of employment. Mr. Rothschild is the beneficial owner of approximately 5.9% of our Capital Stock and, directly and through a trust, received $294,210 and 2,031,138 shares of Common Stock from the dividends paid to stockholders of record as of February 17, 2004. Mr. Rothschild continued as a director until he resigned in August 2004.

The law firm of McLaughlin & Stern, LLP of which David Sass, one of our former board members is a principal, received legal fees of approximately $ 8,200 for the year ended December 31, 2002. His son is our former president.

Messrs. Paul Robinson and Steven Avalone owned approximately 40% and 20% interest, respectively, of Your Auction Stop ("YAS"), which provides services to Schoolpop. From the date of the Merger through September 12, 2004, we paid YAS for services rendered. On September 13, 2004, we acquired YAS. We paid $25,000 in cash, issued a 12-month $75,000 note, agreed to issue 588,235 shares of our Common Stock, cancelled $6,900 debt owed to Schoolpop, Inc., our wholly-owned subsidiary, by YAS, and assumed a note payable to a third party with a current principal balance of $40,625. The cash and note payments are being paid to each of Paul Robinson, Stephen Avalone and Michael Avalone in accordance with their ownership interests of YAS. This will reimburse them for their initial investment. None of our Common Stock is being issued to Paul Robinson and/or Stephen Avalone.

Because the former board of directors required FUNDever to extend its lines of credit which had been guaranteed by the FUNDever officers and in order to expedite the merger closing, Mr. Robert Scellato paid one of the prior lines of credits and lent Schoolpop $1,000,200. This loan is payable monthly with interest at 1.5% over the prime rate and has a maturity date of February 17, 2005. Each of Messrs. Paul Robinson, Mickey Freeman, and Stephen Avalone are guarantors of this loan. In addition, Messrs. Robinson, Freeman, Avalone and Scellato remain guarantors on a $430,000 line of credit to Schoolpop which was originally with FUNDever. This loan has been extended to May 31, 2005. Mr. Scellato lent FUNDever $575,000 in 2003, of which he converted $450,000 to FUNDever Common Stock prior to the merger between LoyaltyPoint and FUNDever. The current balance due of $56,307 is being paid in monthly installments of $4,000 without interest.

During the second quarter we borrowed $200,000 from a director, Robert Scellato, who was our largest stockholder prior to the August 13th $4 million financing. We pledged our marketable securities as collateral. This loan was repaid in August from the proceeds of the sale of our marketable securities.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
Section 16(a) of the Securities Exchange Act of 1934 requires the LoyaltyPoint's directors and executive officers and persons who own more than 10 percent of a registered class of the LoyaltyPoint's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of LoyaltyPoint. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish LoyaltyPoint with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 supplied to the LoyaltyPoint, except for the filings listed in the table below, none of the officers, directors or 10 percent stockholders of LoyaltyPoint were delinquent in any necessary filings under
Section 16(a).

--------------------------------------- ------------- ----------------------- ----------------------------------------
NAME                                    FORM              DATE OF EVENT                     EXPLANATION
--------------------------------------- ------------- ----------------------- ----------------------------------------
Jay Linn Howard                         Form 4             June 3, 2003       Filed late on July 9, 2003
--------------------------------------- ------------- ----------------------- ----------------------------------------
David W. Sass                           Form 4             June 3, 2003       Filed late on July 19, 2003
--------------------------------------- ------------- ----------------------- ----------------------------------------

EQUITY COMPENSATION PLANS

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                NUMBER OF SECURITIES
                                                                               REMAINING AVAILABLE FOR
                                                                                FUTURE ISSUANCE UNDER
                            NUMBER OF SECURITIES TO      WEIGHTED-AVERAGE        EQUITY COMPENSATION
                            BE ISSUED UPON EXERCISE     EXERCISE PRICE OF         PLANS (EXCLUDING
                            OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    SECURITIES REFLECTED IN
                              WARRANTS AND RIGHTS      WARRANTS AND RIGHTS           COLUMN (A))

      PLAN CATEGORY                   (A)                      (B)                       (C)
Equity compensation plans
approved by security
holders                            2,711,683                                           88,317

Equity compensation plans
not approved by security
holders                           12,960,456                                              0

          TOTAL                   15,672,139                                           88,317

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On October 15, 2004, subject to stockholder ratification, our board of directors has appointed Tauber & Balser, P.C. to serve as our independent auditor for the year ending December 31, 2004. Tauber & Balser, P.C. will replace Marcum & Kliegman LLP as our independent auditor. Selection of LoyaltyPoint's independent auditors is not required to be submitted to a vote of the stockholders of LoyaltyPoint for ratification. However, LoyaltyPoint is submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the board of directors may, in its discretion, appoint different independent auditors at any time during the year if they determine that such a change would be in the best interests of LoyaltyPoint and its stockholders.

Marcum & Kliegman LLP, who had been engaged as our independent auditor since June 15, 2004, audited the financial statements of FUNDever and Schoolpop contained in a Form 8-K filed with the SEC and also reviewed two Form 10-QSBs, but have not conducted an audit of our full-year financial statements. Marcum & Kliegman LLP's report on the financial statements of FUNDever and Schoolpop did not contain an adverse opinion or disclaimer nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. We have not had any disagreements with Marcum & Kliegman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum & Kliegman LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Kaufman Rossin & Co., P.A., who had been engaged as our independent auditor since June 25, 2002, was dismissed on June 15, 2004. Kaufman Rossin & Co., P.A.'s reports on our consolidated financial statements during the two-year period ended December 31, 2003 did not contain an adverse opinion or disclaimer opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the two-year period ended December 31, 2003, and the subsequent interim period preceding such dismissal, we did not have any disagreements with Kaufman Rossin & Co., P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kaufman Rossin & Co., P.A., would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

During the two-year period ended December 31, 2003, and the subsequent interim period prior to Tauber & Balser, P.C.'s engagement, neither LoyaltyPoint nor anyone on its behalf consulted Tauber & Balser, P.C regarding either the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the our consolidated financial statements, nor has Tauber & Balser, P.C provided to LoyaltyPoint a written report or oral advice regarding such principles or audit opinion.

Representatives of Tauber & Balser, P.C. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The board of directors recommends a vote "FOR" this proposal.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

The aggregate fees billed by Kaufman Rossin & Co., P.A. for professional services rendered by our principal independent accountants for the audit of our annual financial statements and review of our financial statements included in our Forms 10-QSB for the year ended December 31, 2003 were $40,000 as compared to $53,000 for the year ended December 31, 2002. Marcum & Kliegman, LLP billed us $190,069 for the services they provided in 2004 described above.

AUDIT-RELATED FEES

Kaufman Rossin & Co., P.A. billed us $9,975 and $16,402 in audit related fees during the fiscal years ended December 31, 2003 and 2002, respectively.

TAX FEES

Kaufman Rossin & Co., P.A. billed us $10,000 for tax services for the year ended 2003 and $9,000 for the year ended in 2002.

ALL OTHER FEES

Kaufman Rossin & Co., P.A. did not perform any other services for us during the fiscal years ended December 31, 2002 or 2003.

We have not adopted audit committee pre-approval policies and procedures.


ITEM 4.  OTHER MATTERS

         LoyaltyPoint has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

         If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, LoyaltyPoint will cancel the proxy.

STOCKHOLDERS' PROPOSALS

         Any stockholder of LoyaltyPoint who wishes to present a proposal to be considered at the 2005 Annual Meeting of the stockholders of LoyaltyPoint and who wishes to have such proposal presented in LoyaltyPoint's Proxy Statement for such meeting, must deliver such proposal in writing to LoyaltyPoint no later than December 31, 2004.


                                    By the Order of the board of directors

Duluth, Georgia                     /s/  Paul Robinson
                                    --------------------------
October 15, 2004                    Paul Robinson, Chairman and CEO

                                                                      APPENDIX A


                               LOYALTYPOINT, INC.
                                2004 STOCK PLAN

         1. Purpose and Eligibility. This Stock Plan (the "Plan") is intended to advance the interests of LoyaltyPoint, Inc., a Delaware corporation (the "Company"), and its Related Corporations (as defined below) by enhancing the ability of the Company to attract and retain qualified employees, consultants, Officers (as defined below) and directors, by creating incentives and rewards for their contributions to the success of the Company and its Related Corporations. This Plan will provide to (a) Officers and other employees of the Company and its Related Corporations opportunities to purchase common stock ("Common Stock") of the Company pursuant to Options granted hereunder which qualify as incentive stock options ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to purchase Common Stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Options"); (c) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to receive shares of Common Stock of the Company ("Awards"); (d) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to receive grants of stock appreciation rights ("SARs"); and (e) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to receive grants of restricted stock units ("RSUs"). ISOs, and Non-Qualified Options are referred to hereafter as "Options." Options, Awards, RSUs and SARs are sometimes referred to hereafter collectively as "Stock Rights." Any of the Options and/or Stock Rights may in the Committee's discretion be issued in tandem to one or more other Options and/or Stock Rights to the extent permitted by law.

         For purposes of the Plan, the term "Related Corporations" shall mean a corporation which is a subsidiary corporation with respect to the Company within the meaning of Section 425(f) of the Code. For purposes of the Plan, the term "Officers" shall mean an officer of the Company and/or a Related Corporation within the meaning of Section 16 of the of the Securities Exchange Act of 1934 (the "Exchange Act").

         This Plan is intended to comply in all respects with Rule 16b-3 and its successor rules as promulgated under Section 16(b) of the Exchange Act ("Rule 16b-3") for participants who are subject to Section 16 of the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan administrators. Provided, however, such exercise of discretion by the Plan administrators shall not interfere with the contract rights of any grantee. In the event that any interpretation or construction of the Plan is required, it shall be interpreted and construed in order to ensure, to the maximum extent permissible by law, that such grantee does not violate the short-swing profit provisions of Section 16(b) of the Exchange Act and that any exemption available under Rule 16b-3 or other rule is available.

         2. Administration of the Plan.

                  (a) The Plan may be administered by the entire board of directors of the Company (the "Board") or by a committee as defined below (the "Committee"). If the Company is subject to the provisions of the Exchange Act, the Committee shall consist of two or more members of the Board, each of whom shall be both an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" within the meaning of Rule 16b-3. Once appointed, such Committee shall continue to serve until otherwise directed by the Board. A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members. Subject to ratification of the grant of each Option by the Board (but only if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Section 3 to receive Non-Qualified Options, Awards, SARs and
RSUs) to whom Non-Qualified Options, Awards, SARs and RSUs may be granted; (ii) determine when Stock Rights may be granted; (iii) determine the exercise prices of Stock Rights (as applicable), which shall not be less than the fair market value defined by Section 7; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Section 6) when Stock Rights (as applicable) shall become exercisable, the duration of the exercise period and when each Stock Right shall vest; (vi) determine specific terms and conditions for Awards, SARs and RSUs; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to or issued in connection with Stock Rights, and the nature of such restrictions, if any, and (viii) interpret the Plan and promulgate and rescind rules and regulations relating to it.

         The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final, binding and conclusive unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.

         No members of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it. No member of the Committee or the Board shall be liable for any act or omission of any other member of the Committee or the Board or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

                  (b) The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Committee and thereafter directly administer the Plan.

                  (c) Stock Rights may be granted to members of the Board, whether such grants are in their capacity as directors, Officers or consultants. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan.

                  (d) In addition to such other rights of indemnification as he may have as a member of the Board, and with respect to administration of the Plan and the granting of Stock Rights under it, each member of the Board and of the Committee shall be entitled without further act on his part to indemnification from the Company for all expenses (including advances of litigation expenses, the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by him in connection with or arising out of any action, suit or proceeding, including any appeal thereof, with respect to the administration of the Plan or the granting of Stock Rights under it in which he may be involved by reason of his being or having been a member of the Board or the Committee, whether or not he continues to be such member of the Board or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board or the Committee (i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of or liable for gross negligence or willful misconduct in the performance of his duties as a member of the Board or the Committee; (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Company on the advice of its legal counsel or (iii) arising from any action in which a person asserts a claim against the Company whether such claim is termed a complaint, counterclaim, cross-claim, third party complaint or otherwise and provided further that no right of indemnification under the provisions set forth herein shall be available to any such member of the Board or the Committee unless within 10 days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board or the Committee and shall be in addition to all other rights to which such member of the Board or the Committee would be entitled to as a matter of law, contract or otherwise. Provided, however, the exception in Section 2(d) (iii) shall not apply to an action for indemnification under circumstances where the Company has failed to provide indemnification to the Board or Committee member which indemnification is required by this Plan.

                  (e) The Board may delegate the powers to grant Stock Rights to an executive Officer to the extent permitted by Delaware law.

         3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those Officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Subject to compliance with Rule 16b-3 and other applicable securities laws, Non-Qualified Options, Awards, SARs and RSUs may be granted to any director (whether or not an employee), Officers, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award, a SAR or a RSU. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from participation in, any other grant of Stock Rights.

         4. Common Stock. The Common Stock subject to Stock Rights shall be authorized but unissued shares of Common Stock, par value $0.001, or shares of Common Stock reacquired by the Company in any manner, including purchase, forfeiture or otherwise. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 8,000,000, subject to adjustment as provided in Section 14. Any such shares may be issued under ISOs, Non-Qualified Options, Awards, SARs or RSUs, so long as the number of shares so issued does not exceed the limitations in this Section. If any Stock Rights granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares, the unpurchased shares subject to such Stock Rights and any unvested shares so reacquired by the Company shall again be available for grants under the Plan.

         5. Granting of Stock Rights.

                  (a) Stock Rights may be granted under the Plan at any time on and after the approval of this Plan by the Company's stockholders. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to
Section 17.

                  (b) The Committee shall grant Stock Rights to participants that it, in its sole discretion, selects. Stock Rights shall be granted on such terms as the Committee shall determine except that ISOs shall be granted on terms that comply with the Code and regulations thereunder.

                  (c) A SAR entitles the holder to receive, in cash or in shares of Common Stock, value equal to (or otherwise based on) the excess of: (a) the fair market value of a specified number of shares of Common Stock at the time of exercise over (b) an exercise price established by the Committee. The exercise price of each SAR granted under this Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the SAR is granted, provided the exercise price shall not be less than 100% of the fair market value of a share of Common Stock on the date of the grant of the SAR, or such higher price as is established by the Committee. A SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. Shares of Common Stock delivered pursuant to the exercise of a SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable SAR agreement or document, if any. Settlement of SARs may be made in shares of

Common Stock (valued at their fair market value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of each SAR as the Committee determines to be desirable. A SAR under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its discretion, prescribe. The terms and conditions of any SAR to any grantee shall be reflected in such form of agreement or document as is determined by the Committee. A copy of such document, if any, shall be provided to the grantee, and the Committee may require that the grantee execute such agreement or document prior to granting the SAR to such person.

                  (d) An RSU gives the grantee the right to receive an amount in cash or shares of the Company's Common Stock on applicable vesting or other dates, equal to the fair market value of one share of the Common Stock of the Company. RSUs may be issued either alone, in addition to, or in tandem with other Stock Rights granted under the Plan. After the Committee determines that it will grant RSUs under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the Restricted Unit Period (as defined below) applicable to the imposition, if any, of any performance-based condition or other restriction on the RSUs, the number of RSUs that such person shall be entitled to and the time within which such person must accept such offer, which shall in no event exceed 30 days from the date upon which the Committee made the determination to grant the RSUs. The offer shall be accepted by execution of an RSU agreement in the form determined by the Committee. With respect to an RSU, which becomes non-forfeitable due to the lapse of time, the Committee shall prescribe in the RSU agreement, the period in which such restricted Common Stock becomes no longer forfeitable (the "Restricted Unit Period"). With respect to the granting of the RSU, which becomes non-forfeitable due to the satisfaction of certain pre-established performance-based objectives imposed by the Committee, the measurement date of whether such performance-based objectives have been satisfied shall be a date no earlier than the first anniversary of the date of the RSU. A recipient who is granted an RSU shall possess no incidents of ownership with respect to such underlying Common Stock; provided that the RSU agreement may provide for payments in lieu of dividends to such grantee. The RSU agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of RSU agreements need not be the same with respect to each grantee.

                  (e) Notwithstanding any provision of this Plan, the Committee may impose conditions and restrictions on any grant of Stock Rights including forfeiture of vested Options, cancellation of Common Stock acquired in connection with any Stock Right and forfeiture of profits.

                  (f) The Stock Rights shall not be exercisable for a period of more than ten years from the date of grant.

         6. Sale of Shares. Any shares of the Company's Common Stock acquired pursuant to Stock Rights granted hereunder shall not be sold to any person subject to Section 16 under the Exchange Act until at least six months elapse from the date of acquisition of such Stock Rights. Nothing in this Section 6 shall be deemed to reduce the holding period set forth under the applicable securities laws.

         7. ISO Minimum Option Price and Other Limitations.

                  (a) The exercise price per share relating to all Options granted under the Plan shall not be less than the fair market value per share of Common Stock on the last trading day prior to the date of such grant. For purposes of determining the exercise price, the date of the grant shall be the later of (i) the date of approval by the Committee or the Board, or (ii) for ISOs, the date the recipient becomes an employee of the Company. In the case of an ISO to be granted to an employee owning Common Stock which represents more than 10 percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share shall not be less than 110 percent of the fair market value per share of Common Stock on the date of grant and such ISO shall not be exercisable after the expiration of five years from the date of grant.

                  (b) In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000. Any ISOs or portions thereof which exceed such limit (according to the order in which they are granted) shall be treated as Non-Qualified Options.

                  (c) "Fair market value" shall be determined as of the last trading day prior to the date such Option is granted and shall mean:

                           (1) the closing price on the principal market if the
Common Stock is listed on a national securities exchange, the Nasdaq Stock Market ("Nasdaq") or the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board (the "Bulletin Board");

                           (2) if the Company's shares are not listed on a
national securities exchange, Nasdaq or the Bulletin Board, then the closing price if reported or the average bid and asked price for the Company's shares as listed in the National Quotation Bureau's "pink sheets";

                           (3) if there are prices available under Section
7(c)(2), then fair market value shall be based upon the average closing bid and asked price as determined following a polling of all dealers making a market in the Company's Common Stock; or

                           (4) if there is no regularly established trading
market for the Company's Common Stock, the fair market value shall be established by the Board or the Committee taking into consideration all relevant factors including the most recent price at which the Company's Common Stock was sold.

         8. Duration of Options. Subject to earlier termination as provided in Sections 5, 9, 10 and 11, each Option shall expire on the date specified in the original instrument granting such Option (except with respect to any part of an ISO that is converted into a Non-Qualified Option pursuant to Section 17), provided, however, that such instrument must comply with Section 422 of the Code with regard to ISOs and Rule 16b-3 with regard to all Stock Rights granted pursuant to the Plan to Officers, directors and 10% stockholders of the Company.

         9. Exercise of Options. Subject to the provisions of Sections 3(b) and 9 through 13, each Option granted under the Plan shall be exercisable as follows:

                  (a) The Options shall either be fully vested and exercisable from the date of grant or shall vest and become exercisable in such installments as the Committee may specify.

                  (b) Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                  (c) Each Option or installment, once it becomes exercisable, may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                  (d) The Committee shall have the right to accelerate the vesting date of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 17) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code as described in Section 7(b).

        10. Termination of Employment. Subject to any greater restrictions or limitations as may be imposed by the Committee upon the granting of any Option, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in Section 11, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate as provided for in the grant or on the day three months after the day of the termination of his employment, whichever is earlier, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Section 17. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to re-employment is guaranteed by statute. A leave of absence with the written approval of the Company's Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations so long as the optionee continues to be an employee of the Company or any Related Corporation.

         11. Death; Disability. Subject to any greater restrictions or limitations as may be imposed by the Committee upon the granting of any Option:

                  (a) If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of such employee may be exercised to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or three months from the date of the optionee's death.

                  (b) If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment until the earlier of (i) the ISOs specified expiration date or (ii) one year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

         12. Assignment, Transfer or Sale.

                  (a) No Option granted to under this Plan shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee, each Option shall be exercisable only by him, his guardian or legal representative.

                  (b) The shares underlying Stock Rights granted to any Officers, director or a beneficial owner of 10% or more of the Company's securities registered under Section 12 of the Exchange Act ("10% Owner") shall not be sold, assigned or transferred by the grantee until at least six months elapse from the date of the grant thereof.

                  (c) Notwithstanding the preceding, any Officer, director or 10% Owner may transfer Stock Rights other than ISOs to members of his or her immediate family (i.e. children, grandchildren or spouse), to trusts for the immediate benefit of such family members and to partnerships or limited liability companies in which such family members are the only partners or members, upon approval of the Committee so long as no consideration is received for the transfer.

         13. Terms and Conditions of Stock Rights. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Sections 5 through 12 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan. In granting any Stock Rights, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more Officers of the Company to execute and deliver such instruments. The proper Officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         14. Adjustments Upon Certain Events.

                  (a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Stock Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Right, as well as the price per share of Common Stock (or cash, as applicable) covered by each such outstanding Stock Right, shall be proportionately adjusted for any increases or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Right. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

                  (b) In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, a Stock Right will terminate immediately prior to the consummation of such proposed action.

                  (c) In the event of a merger of the Company with or into another corporation, or a "Change in Control" (as defined below), each outstanding Stock Right shall be assumed (as defined below) or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Stock Rights, the Participants shall fully vest in and have the right to exercise their Stock

Rights, including shares or cash as to which it would not otherwise be vested or exercisable. If a Stock Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant in writing or electronically that the Stock Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Stock Right shall terminate upon the expiration of such period.

                  For the purposes of this subsection (c), "Change in Control" means the occurrence of any of the following events:(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

                  For the purposes of this subsection (c), the Stock Right shall be considered "assumed" if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Stock Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Right, for each share of Common Stock subject to the Stock Right, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

                  (d) Notwithstanding the foregoing, any adjustments made pursuant to Section 14(a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs it may refrain from making such adjustments.

                  (e) No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

         15. Means of Exercising Stock Rights.

                  (a) A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the exercise price therefor either (i) in United States dollars by check or wire transfer; or (ii) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right; or (iii) except for Officers and directors of the Company, at the discretion of the Committee by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate, as defined in Section 1274(d) of the Code, or
(iv) at the discretion of the Committee, by any combination of (i), (ii) and
(iii) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (ii),
(iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a stockholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in Section 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

                  (b) Each notice of exercise shall, unless the shares of Common Stock are covered by a then current registration statement under the Securities Act of 1933, as amended (the "Act"), contain the holder's acknowledgment in form and substance satisfactory to the Company that (i) such shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act),
(ii) the holder has been advised and understands that (1) the shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (2) the Company is under no obligation to register the shares under the Act or to take any action which would make available to the holder any exemption from such registration, and (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending registration under federal or state securities laws or the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Stock Right granted hereunder until either such event has occurred.

         16. Term, Termination and Amendment.

                  (a) This Plan was adopted by the Board on October 15, 2004, but is subject to stockholder approval, which approval shall be within 12 months before or after the date this Plan is adopted by the Board.

                  (b) The Board may terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on October 14, 2014. No Stock Rights may be granted under the Plan while the Plan is terminated. Termination of the Plan shall not impair rights and obligations under any Stock Right granted while the Plan is in effect, except with the written consent of the grantee.

                  (c) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code. Rights under any Stock Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the written consent of the grantee.

                  (d) The Board at any time, and from time to time, may amend the terms of any one or more Stock Rights; provided, however, that the rights under the Stock Right shall not be impaired by any such amendment, except with the written consent of the grantee.

         17. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

         18. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Stock Rights granted under the Plan shall be used for general corporate purposes.

         19. Governmental Regulations. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         20. Withholding of Additional Income Taxes. In connection with the granting, exercise or vesting of a Stock Right or the making of a Disqualifying Disposition (as defined in Section 21) the Company, in accordance with Section 3402(a) of the Code may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income.

         To the extent that the Company is required to withhold taxes for federal income tax purposes as provided above, the Company shall have the discretion to determine if any optionee may elect to satisfy such withholding requirement by (i) paying the amount of the required withholding tax to the Company; (ii) delivering to the Company shares of its Common Stock previously owned by the optionee; or (iii) having the Company retain a portion of the shares covered by the Option exercise. If permitted by the Company, the number of shares to be delivered to or withheld by the Company times the fair market value of such shares shall equal the cash required to be withheld. To the extent that the participant is authorized to either deliver or have withheld shares of the Company's Common Stock, the Board, or the Committee, may require him to make such election only during a certain period of time as may be necessary to comply with appropriate exemptive procedures regarding the "short-swing" profit provisions of Section 16(b) of the Exchange Act or to meet certain Code requirements.

         21. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the date of employee was granted the ISO or (ii) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

         22. Continued Employment. The grant of a Stock Right pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Related Corporation to retain the grantee in the employ of the Company or a Related Corporation, as a member of the Company's Board or in any other capacity, whichever the case may be.

         23. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                               LOYALTYPOINT, INC.

                                November 5, 2004

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
                        AND "FOR" PROPOSALS 2 THROUGH 4.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. Election of directors to serve on the board of directors of LoyaltyPoint for a one-year term until the 2005 Annual Meeting of stockholders of
    LoyaltyPoint:
                                        NOMINEES:
[ ] FOR ALL NOMINEES                    o Paul Robinson
[ ] WITHHOLD AUTHORITY                  o Robert A. Scellato
    FOR ALL NOMINEES                    o Stephen Avalone
[ ] FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [SOLID CIRCLE SHOWN]
--------------------------------------------------------------------------------

                                                         FOR   AGAINST   ABSTAIN
2.  I hereby approve and adopt the 2004 Stock Plan.      [ ]     [ ]       [ ]

3.  I hereby ratify the appointment of Tauber &          [ ]     [ ]       [ ]
    Balser, P.C. as LoyaltyPoint's independent auditors for 2004.

4.  I hereby authorize the transaction of any other      [ ]     [ ]       [ ]
    lawful business that may properly come before the annual meeting of stockholders.

If no direction is indicated, all proposals will be voted "FOR" as recommended by LoyaltyPoint's board of directors.

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that       [ ]
changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

Signature of Stockholder________________________________ Date: _________________
Signature of Stockholder________________________________ Date: _________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                               LOYALTYPOINT, INC.

                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         You are entitled to one vote on all proposals listed below and presented at the annual meeting for every share of Common Stock, and/or share of Preferred Stock to the extent of your voting rights contained in the Certificate of Designation for your Series (A or B), of LoyaltyPoint, Inc. ("LoyaltyPoint") that you own or owned on the record date of September 15, 2004. LoyaltyPoint's board of directors recommends that you vote "FOR" all of the proposals listed below. Your vote is important. Please read the Proxy Statement and Form 10-KSB and vote. Please complete by designating your choices on the reverse side, signing this Proxy and returning it in the enclosed self-addressed envelope.

                (Continued and to be signed on the reverse side)